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                                  EXHIBIT 23.2

                       CONSENT OF NOVOGRADAC & COMPANY LLP

               We have issued our reports dated June 25, 1996, March 22, 1996 and March 15, 1996, accompanying the financial statements of Capital Alliance Income Trust, A Real Estate Investment Trust, Capital Alliance Income Trust I and Capital Alliance Income Trust II, respectively. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



Dated:         September 3, 1996


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